                           ASSET PURCHASE AGREEMENT

               THIS ASSET PURCHASE AGREEMENT, dated effective as of December 1, 1998 (this "Agreement"), between Golden State Bancorp Inc., a Delaware corporation ("Buyer"), and Trans Network Insurance Services Inc., a Delaware corporation ("Seller").

                                    WITNESSETH

               WHEREAS, Seller is engaged in the marketing of life, property and casualty insurance to California Federal Bank's retail and consumer loan customers (the "Business"); and

               WHEREAS, Buyer has agreed to acquire from Seller, and Seller has agreed to sell to Buyer, the Business, on the terms and subject to the conditions set forth herein.

               NOW THEREFORE, the parties agree as follows:


                                    ARTICLE I

                      TRANSFER OF ASSETS AND LIABILITIES

               Section 1.1 Assets Transferred. Seller hereby transfers, assigns and conveys to Buyer, and Buyer hereby acquires and accepts from Seller, for the consideration set forth in Section 1.3 herein, all of Seller's rights, title and interest in and to its property, assets and rights of every kind, character and description, tangible and intangible, wherever located, related to the Business, including including those properties, assets and rights reflected on the balance sheet (the "Balance Sheet") of Seller at November 30, 1998 attached hereto as Annex I (the "Purchased Assets"). Buyer is not acquiring from Seller, and Seller shall retain ownership of all right, title and interest in and to, and exclude from sale hereunder, all of the assets, properties and rights, tangible or intangible, wherever located, of Seller, other than the Purchased Assets (collectively, the "Excluded Assets").

               Section 1.2 Liabilities Assumed. Seller hereby assigns to Buyer, and Buyer hereby assumes from Seller and agrees to pay, perform and discharge, all of the liabilities and obligations of Seller (whether or not known, contingent, incurred or accrued) related to the Purchased Assets (the "Assumed Liabilities"). Buyer is not assuming from Seller, and Seller shall pay perform and discharge, all liabilities and obligations of Seller, other than the Assumed Liabilities (collectively, the "Excluded Liabilities").

               Section 1.3 Consideration; Purchase Price. In exchange for the transfer of the Purchased Assets, Buyer hereby (i) assumes the Assumed Liabilities and (ii) is paying Seller $56,019 in immediately available funds to an account designated in writing by Seller.

               Section 1.4 Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement ("Closing") will take place on January 20, 1999 at 10:00 a.m., New York City time, at the offices of Seller, 625 Madison Avenue, New York, New York, or at such other time or such other place as shall be agreed upon by the parties.

               Section 1.5 Employees. Buyer shall offer employment to all employees of Seller engaged in activities related to the Business. Such offers of employment shall include compensation and employee benefit arrangements which, subject to the specific terms of the Buyer's existing benefit plans or arrangements, shall in the aggregate be substantially similar to those provided to such employees on the date hereof.

               Section 1.6 Deliveries by Buyer and Seller. In connection with the transactions contemplated hereby, contemporaneously herewith Buyer and Seller are taking the following actions:

                       (a) Seller is duly executing and delivering to Buyer a bill of sale substantially in the form of Exhibit A hereto (the "Bill of Sale").

                       (b) Buyer is duly executing and delivering an instrument of assignment and assumption substantially in the form of Exhibit B hereto (the "Instrument of Assignment and Assumption").

                       (c) Buyer and Seller are duly executing and delivering all other documents, certificates or instruments reasonably requested by another party at or prior to the date hereof to effect the transactions contemplated hereby (such documents, certificates and instruments, collectively with the Bill of Sale and the Instrument of Assumption, the "Additional Instruments").

               Section 1.7 Third Party Consents. Notwithstanding any other provisions of this Agreement, to the extent that any of the Purchased Assets to be conveyed under Section 1.1 are not assignable or transferable without the consent of another party (including any governmental authority) and such consent has not been obtained, this Agreement shall not constitute an assignment or transfer or an attempted assignment or transfer of such Purchased Assets if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof. Seller agrees to use its best efforts to obtain the consent of such other party to such an assignment or transfer as promptly as practicable. In those cases where consents, releases or waivers have not been obtained to the sale, conveyance, assignment or transfer to Buyer of such Purchased Assets, this Agreement shall constitute an equitable assignment by Seller to Buyer of all of Seller's rights, benefits, title and interest in and to such Purchased Assets, and where necessary or appropriate, Seller shall be deemed to be Buyer's agent for the purpose of completing, fulfilling and discharging all of Buyer's rights and liabilities arising after the date hereof with respect to such Purchased Assets. Seller shall take all necessary steps and actions to provide Buyer with the benefit of such Purchased Assets (including, but not limited to, (i) enforcing any rights of Seller arising with respect to any such Purchased Assets (including without limitation the right to terminate in accordance with the terms thereof upon the advice of Buyer) or (ii) permitting Buyer to enforce any rights arising with respect to Purchased Assets) as if they had been sold, conveyed, assigned or transferred to Buyer. Buyer shall, to the extent Buyer is provided with the benefits of such Purchased Assets, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Seller with respect to such Purchased Assets. If and so long as Seller is acting as Buyer's agent pursuant to this
Section 1.6, Buyer will indemnify and hold harmless Seller, its directors, officers and employees against any liabilities and obligations incurred by any of them in connection with Seller's continued performance as such agent, including the payment of any associated Assumed Liabilities.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller represents and warrants to Buyer as follows:

               Section 2.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions in which applicable law does not provide for such qualification, licensing or being in good standing and except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on the business, results of operations or financial or other condition or prospects (a "Material Adverse Effect") on the Business.

               Section 2.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement and each Additional Instrument to which Seller is party has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               Section 2.3 Consents and Approvals; No Violation. No filing with, and no permit, authorization, consent or approval of any court of competent jurisdiction, regulatory authority or other governmental authority, or any third party is necessary for the consummation by Seller of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Seller, (ii) without regard for the provisions of Section 1.6 hereof, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment or obligation (each a "Contract") to which Seller is a party or by which Seller or its assets or properties may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation (each an "Order") applicable to Seller or its assets or properties, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, in the aggregate, have a Material Adverse Effect on the Business.

               Section 2.4 No Undisclosed Liabilities. No liabilities (absolute, accrued, contingent or otherwise) relating to the Business have been incurred, except liabilities relating to the Business incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, and liabilities incurred in connection with this Agreement.

               Section 2.5    No Default

                       (a) Seller is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of its certificate of incorporation or by-laws.

                       (b) There exists no default or violation (and no event has occurred which with notice or lapse of time would constitute a default or violation) of any term, condition or provision of (i) any Contract or (ii) any Order except for violations, breaches or defaults which would not, in the aggregate, have a Material adverse Effect on the Business.

               Section 2.6 Contracts. Each Contract is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of such Contract. Seller has performed in all respects all obligations required to be performed by it to date under such Contract, except where such failure to perform would not have a Material Adverse Effect on the Business.

                                    ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Seller as follows:

               Section 3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions in which applicable law does not provide for such qualification, licensing or being in good standing and except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate, have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole.

               Section 3.2 Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement and each Additional Instrument to which Buyer is a party has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               Section 3.3 Consents and Approvals; No Violation. No filing with, and no permit, authorization, consent or approval of any court of competent jurisdiction, regulatory authority or other governmental authority, or any third party is necessary for the consummation by Buyer of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated by this Agreement nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Buyer is a party or by which Buyer or its assets or properties may be bound or (iii) violate any Order applicable to Buyer or its assets or properties, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, in the aggregate, have a Material Adverse Effect on Buyer and its subsidiaries, taken as a whole.

               Section 3.4    No Default.

               (a) Buyer is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of its certificate of incorporation or by-laws.

               (b) There exists no default or violation (and no event has occurred which with notice or lapse of time would constitute a default or violation) of any term, condition or provision of (i) any Contract or (ii) any Order except for violations, breaches or defaults which would not, in the aggregate, have a Material adverse Effect on the Buyer and its subsidiaries, taken as a whole.


                                   ARTICLE IV

                                 MISCELLANEOUS

               Section 4.1 Further Assurances. From time to time after the Closing, without additional consideration, each of Seller and Buyer will execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement.

               Section 4.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
                (a)    if to Seller, to:

                       MacAndrews & Forbes Holdings Inc.
                       35 East 62nd Street
                       New York, New York 10021
                         Attn: General Counsel


                (b)    if to Buyer, to:

                       Golden State Bancorp Inc.
                       135 Main Street, 20th Flr.
                       San Francisco, CA 94105
                          Attn: General Counsel

               Section 4.3 Expenses. Except as otherwise provided herein, (i) all costs and expenses associated with the transfer of assets and liabilities hereunder, including but not limited to filing fees, recording fees, value added taxes and other fees and taxes, shall be paid by Seller and (ii) all other costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               Section 4.4 Headings. The headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               Section 4.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument.

               Section 4.6 Amendment; Waiver. This Agreement may be amended, modified or waived at any time by the parties hereto, but only by an instrument in writing signed on behalf of each of the parties hereto. Neither the failure nor the delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

               Section 4.7 Entire Agreement. This Agreement, the schedules hereto and the Additional Instruments constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               Section 4.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law.

               Section 4.9 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance or the terms hereof, in addition to any other remedy at law or equity.

               Section 4.10 Binding Nature. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon an other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

               Section 4.11 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

               Section 4.12 Use of Intellectual Property and Corporate Name. The Seller agrees that following the Closing, the Seller will not use any intellectual property sold or conveyed herein. Within 30 days following the Closing, the Seller shall change its corporate name and such new name will not contain the words "Trans Network Insurance Services," or any variation thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.


                                    TRANS NETWORK INSURANCE SERVICES, INC.


                                    By:  /s/ Glenn P. Dickes
                                        -----------------------------------
                                        Glenn P. Dickes
                                        Vice President


                                    GOLDEN STATE BANCORP INC.


                                    By:  /s/ Eric K. Kawamura
                                        -----------------------------------
                                        Eric K. Kawamura
                                        Senior Vice President

                                                                        Annex I


                     Trans Network Insurance Services Inc.
                                 Balance Sheet
                               November 30, 1998
                                   Unaudited

                                                                             Adjusted
                                       Balance            FMV                 Balance
                                      11/30/98         Adjustment            11/30/98
                                     -------------------------------------------------
Cash, Wells Fargo Bank                  95,872                                95,872

Furniture and Equipment                 10,023                                10,023
Accumulated Depreciation                (5,916)                               (5,916)

Prepaid Expenses                         5,404                                 5,404

Intangible Asset - Goodwill                              410,506             410,506
Accumulated Amortization                                 (35,919)            (35,919)

                                       -------           -------             -------
Total Assets                           105,383           374,587             479,970
                                       =======           =======             =======


Accrued Payroll Taxes                    4,613                                 4,613
Accrued Employee Benefits                5,594                                 5,594

Advance from MacAndrews                413,744                               413,744

Common Equity                                            374,587             374,587
Retained Earnings                     (318,568)                             (318,568)

                                      --------           -------            --------
Total Liabilities & Capital            105,383           374,587             479,970
                                      ========           =======            ========

                                                                     Exhibit A

                                  BILL OF SALE

            The undersigned, Trans Network Insurance Services Inc., a Delaware corporation, ("Seller"), for and in consideration of One Dollar ($1.00) paid by Golden State Bancorp Inc. ("Buyer") and for other good and valuable consideration, receipt of which is hereby acknowledged, does on the date set forth below grant, convey, transfer, bargain, sell, assign, deliver and set over all of its right, title and interest in, the properties, assets and rights (whether or not reflected on the balance sheet of Seller at November 30, 1998) constituting the Business of Seller, as such term is defined in the Asset Purchase Agreement dated effective as of December 1, 1998 between Buyer and Seller.

Dated:   Effective as of
         December 1, 1998


                              TRANS NETWORK INSURANCE
                                SERVICES INC.


                              By: /s/ Glenn P. Dickes
                                 -------------------------------
                                  Glenn P. Dickes
                                  Vice President

                                                                     Exhibit B

            THIS ASSIGNMENT and ASSUMPTION is made effective as of December 1, 1998 between Trans Network Insurance Services Inc., a Delaware corporation, ("Assignor") and Golden State Bancorp Inc., a Delaware corporation ("Assignee").

            WHEREAS, Assignor and Assignee are parties to an Asset Purchase Agreement dated effective as of December 1, 1998 (the "Agreement").

            WHEREAS, Assignor desires to assign all of the liabilities and obligations of Assignor (whether or not known, contingent, incurred or accrued) related to the Purchased Assets (as such term is defined in the Agreement) (the "Assumed Liabilities"), and Assignee is willing to accept such assignment of the Assumed Liabilities.

            NOW THEREFORE, intending to be legally bound hereby, Assignor and Assignee hereby agree as follows:

            1. ASSIGNMENT. Effective as of the date hereof, Assignor hereby assigns all of the Assumed Liabilities to Assignee.

            2. ACCEPTANCE OF ASSIGNMENT. Assignee hereby accepts such assignment and assumes all of the Assumed Liabilities.

            3. GOVERNING LAW. This Assignment and Assumption shall be governed by the laws of the State of Delaware.

            IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption.

TRANS NETWORK INSURANCE                      GOLDEN STATE BANCORP INC.
     SERVICES INC.


By: /s/ Glenn P. Dickes                      By: /s/ Eric K. Kawamura
   -------------------------------              ------------------------------
    Glenn P. Dickes                              Eric K. Kawamura
    Vice President                               Senior Vice President

            THIS ASSIGNMENT and ASSUMPTION is made effective as of December 1, 1998 between Trans Network Insurance Services Inc., a Delaware corporation, ("Assignor") and Golden State Bancorp Inc., a Delaware corporation ("Assignee").

            WHEREAS, Assignor and Assignee are parties to an Asset Purchase Agreement dated effective as of December 1, 1998 (the "Agreement").

            WHEREAS, Assignor desires to assign all of the liabilities and obligations of Assignor (whether or not known, contingent, incurred or accrued) related to the Purchased Assets (as such term is defined in the Agreement) (the "Assumed Liabilities"), and Assignee is willing to accept such assignment of the Assumed Liabilities.

            NOW THEREFORE, intending to be legally bound hereby, Assignor and Assignee hereby agree as follows:

            1. ASSIGNMENT. Effective as of the date hereof, Assignor hereby assigns all of the Assumed Liabilities to Assignee.

            2. ACCEPTANCE OF ASSIGNMENT. Assignee hereby accepts such assignment and assumes all of the Assumed Liabilities.

            3. GOVERNING LAW. This Assignment and Assumption shall be governed by the laws of the State of Delaware.

            IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption.

TRANS NETWORK INSURANCE                       GOLDEN STATE BANCORP INC.
     SERVICES INC.


By:  /s/ Glenn P. Dickes                      By:  /s/ Eric K. Kawamura
    ---------------------------                   -----------------------------
    Glenn P. Dickes                               Eric K. Kawamura
    Vice President                                Senior Vice President

                                  BILL OF SALE

            The undersigned, Trans Network Insurance Services Inc., a Delaware corporation, ("Seller"), for and in consideration of One Dollar ($1.00) paid by Golden State Bancorp Inc. ("Buyer") and for other good and valuable consideration, receipt of which is hereby acknowledged, does on the date set forth below grant, convey, transfer, bargain, sell, assign, deliver and set over all of its right, title and interest in, the properties, assets and rights (whether or not reflected on the balance sheet of Seller at November 30, 1998) constituting the Business of Seller, as such term is defined in the Asset Purchase Agreement dated effective as of December 1, 1998 between Buyer and Seller.

Dated:  Effective as of
        December 1, 1998


                                 TRANS NETWORK INSURANCE
                                   SERVICES INC.


                                 By: /s/ Glenn P. Dickes
                                     --------------------------
                                     Glenn P. Dickes
                                     Vice President